UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
(Amendment No. 1)
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2010
CORPORATE PROPERTY ASSOCIATES 16 -
GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-32162	80-0067704
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
This Report on Form 8-K/A amends the Current Report on Form 8-K filed by the registrant on June 15, 2010. The voting results initially received by the registrant from its transfer agent were incorrect with respect to the number of votes reported in the “Withheld” and “Abstained” columns in the June 15 Form 8-K. The purpose of this Report is to correct the final voting results of the registrant’s annual meeting of shareholders, as set forth in Item 5.07 below.

Item 5.07	Submission of Matters to a Vote of Security Holders
An annual meeting of shareholders was held on June 9, 2010, at which time a vote was taken to elect directors for Corporate Property Associates 16 — Global Incorporated (the “Company”) through the solicitation of proxies. Set forth below are the final voting results for the election of directors, who were elected to serve until the next annual meeting of shareholders:

Name of Director	For	Withheld	Abstained*
Wm. Polk Carey	60,256,746	1,704,689	6,052,045
Marshall E. Blume	60,317,662	1,643,773	6,052,045
Elizabeth P. Munson	60,416,929	1,544,507	6,052,045
Richard J. Pinola	60,345,942	1,615,494	6,052,045
*Represents shares held by the Company’s Advisor, W. P. Carey & Co. LLC and certain of its affiliates, which were present for quorum purposes but are not entitled to be voted for the election of directors under the Company’s Bylaws.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 16 — Global Incorporated
Date: June 18, 2010	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director